        As filed with the Securities and Exchange Commission on October 27, 2000
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -------------

                         TRANSCRYPT INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                             47-0801192
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                    Identification No.)


                               4800 NW 1ST STREET
                             LINCOLN, NEBRASKA 68521
              (Address of Principal Executive Offices and Zip Code)

                                   ----------

                         TRANSCRYPT INTERNATIONAL, INC.
                      1996 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                                     -------

                               MICHAEL E. JALBERT
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         TRANSCRYPT INTERNATIONAL, INC.
                               4800 NW 1ST STREET
                             LINCOLN, NEBRASKA 68521
                     (Name and address of agent for service)


                                 (402) 474-4800
          (Telephone number, including area code, of agent for service)


                                 WITH A COPY TO:
                          WILLIAM T. QUICKSILVER, ESQ.
                         MANATT, PHELPS & PHILLIPS, LLP
                          11355 WEST OLYMPIC BOULEVARD
                          LOS ANGELES, CALIFORNIA 90064
                                 (310) 312-4000

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                        Proposed               Proposed
                                                        Maximum                 Maximum
  Title of Securities         Amount to be           Offering Price            Aggregate              Amount of
    to be Registered          Registered(1)           per Share(2)         Offering Price(2)      Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par     1,400,000 Shares            $1.0625               $1,487,500              $392.70
value per share
======================================================================================================================

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may become available under the Registrant's 1996 Stock Incentive Plan, as amended, as a result of the adjustment provisions thereof.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457, based upon the average of the high and low prices of the Common Stock as reported on the NASD OTC Bulletin Market on October 25, 2000.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.  PLAN INFORMATION *

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION *



* Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Transcrypt International, Inc. (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the latest fiscal year covered by the Annual Report referred to in (a) above; and

         (c) The description of the class of securities contained in the Registrant's Registration Statement on Form 8-A, as amended, as declared effective by the Commission on January 22, 1997, filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Delaware law, the directors and officers of the Registrant are entitled, under certain circumstances, to be indemnified by the Registrant against all expenses and liabilities incurred or imposed upon them as a result of suits brought against them as such directors and officers, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper. Any such indemnification may be made by the Registrant only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable statutory standard of conduct.

         Article Eight of the Registrant's Second Amended and Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provisions making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law. The Registrant has also entered into indemnification agreements with its directors and officers. The indemnification agreements may require the Registrant, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

         The Registrant maintains a standard policy of officers' and directors' liability insurance.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8   EXHIBITS

         Exhibit
         Number        Description
         ------        -----------

         5.1           Opinion of Andrew Massey, Counsel of Transcrypt International, Inc.
         23.1          Consent of Andrew Massey (see Exhibit 5.1)
         23.2          Consent of KPMG LLP
         24.1          Power of Attorney (see page 2)
         99.1          1996 Stock Incentive Plan, as amended

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska, on this 25th day of September, 2000.

                         TRANSCRYPT INTERNATIONAL, INC.



                         By /s/ Michael E. Jalbert
                            ----------------------------------------------
                             Michael E. Jalbert
                             Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael E. Jalbert and Massoud Safavi his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereon.

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                              Title                                          Date
---------                              -----                                          ----
/s/ Michael E. Jalbert                 Chairman of the Board and Chief                September 25, 2000
---------------------------            Executive Officer (Principal Executive
Michael E. Jalbert                     Officer)


/s/ Massoud Safavi                     Director and Chief Financial Officer           September 25, 2000
---------------------------            (Principal Financial and Accounting
Massoud Safavi                         Officer)


/s/ Edward H. Bersoff                  Director                                       September 25, 2000
---------------------------
Edward H. Bersoff

/s/ Thomas C. Smith                    Director                                       September 25, 2000
---------------------------
Thomas C. Smith

/s/ Thomas R. Thomsen                  Director                                       September 29, 2000
---------------------------
Thomas R. Thomsen

/s/ Winston J. Wade                    Director                                       September 25, 2000
---------------------------
Winston J. Wade

                         TRANSCRYPT INTERNATIONAL, INC.
                                    FORM S-8

                                  EXHIBIT INDEX

EXHIBIT
NUMBER
5.1           Opinion of Andrew Massey, Counsel of Transcrypt International, Inc.

23.1          Consent of Andrew Massey (see Exhibit 5.1)

23.2          Consent of KPMG LLP

24.1          Power of Attorney (see page 2)

99.1          1996 Stock Incentive Plan, as amended